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                                                                   EXHIBIT 10.43


                            ASSET PURCHASE AGREEMENT



                                  BY AND AMONG

                                  IM COMET, LLC

                                     "BUYER"

                                       AND

                     ENTERPRISE PROFIT SOLUTIONS CORPORATION

                                    "SELLER"

                                       AND

                            EPS SOLUTIONS CORPORATION





                                   DATED AS OF
                                DECEMBER 23, 1999









        EXECUTION COPY

                                TABLE OF CONTENTS


                                                                             TAB
1. SALE AND TRANSFER OF ASSETS .............................................  1
    1.1 Assets .............................................................  1
    1.2 Assumed Liabilities ................................................  2
    1.3 Closing ............................................................  2
    1.4 Purchase Price .....................................................  2
    1.5 Allocation of Purchase Price .......................................  2


2. REPRESENTATIONS AND WARRANTIES OF SELLER ................................  3
    2.1 Organization and Corporate Authority ...............................  3
    2.2 Acquired Assets ....................................................  3


3. REPRESENTATIONS AND WARRANTIES OF BUYER .................................  4
    3.1 Organization and Corporate Authority ...............................  4
    3.2 Operation of Business ..............................................  4
    4.1 Taxes ..............................................................  4
    4.2 Employment .........................................................  4
    4.3 Transition of the Business .........................................  6
    4.4 Seller and EPSCovenants ............................................  6
    4.5 Disclaimer .........................................................  7
    4.6 Merck Medco Managed Care Settlement Agreement ......................  8
    4.7 Contracts, leases or Other Agreements Constituting An Acquired Asset  8
    4.8 [Reserved.] ........................................................  9
    4.9 Assistance in Asserting Third Party Acquisition Claims .............  9
    4.10 Liens Release; Interim Operations .................................  9
    4.11 Leases and Licenses ............................................... 10
    4.12 Further Assurances ................................................ 10


5. SURVIVAL; INDEMNIFICATION ............................................... 10
    5.1 Survival ........................................................... 10
    5.2 Indemnification by Buyer ........................................... 10
    5.3 Indemnification by Seller .......................................... 11
    5.4 Indemnification Procedure .......................................... 11
    5.5 Payment ............................................................ 13


6. MISCELLANEOUS ........................................................... 13
    6.1 Notices ............................................................ 14
    6.2 Assignability and Parties in Interest .............................. 14
    6.3 Governing Law ...................................................... 14
    6.4 Counterparts ....................................................... 14
    6.5 Complete Agreement ................................................. 14
    6.6 Modifications, Amendments and Waivers .............................. 14
    6.7 Headings; References ............................................... 14
    6.8 Severability ....................................................... 15
    6.9 Expenses of Transactions ........................................... 15
    6.10 Disputes .......................................................... 15

    6.11 Remedies .......................................................... 16
    6.12 Submission to Jurisdiction ........................................ 16
    6.13 Attorneys' Fees ................................................... 16



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6.14 Intended Third Party Beneficiaries ....................................  17





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EXHIBITS

A.      Form of Bill of Sale
B.      Form of Assignment and Assumption Agreement
C.      Form of Note
D.      Stock Pledge Agreement

SCHEDULES

1.1(a)            Acquired Assets
                  Annex A-1 - Medco Trial Balance Sheet Annex A-2 - NRS Trial
                  Balance Sheet Annex A-3 - OGI Trial Balance Sheet Annex A-4 -
                  EPS Travel Solutions Trial Balance Sheet Annex B - - NRS
                  Computer Software and Hardware Annex C - - Telecom Receivables
                  Annex D - - Other Assets Annex E - - Contracts
1.1(b)            Excluded Assets
1.2               Assumed Liabilities
1.5               Allocation of Purchase Price
4.2               Employees




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

                            ASSET PURCHASE AGREEMENT


        THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT") is entered into as of December 23, 1999 by and among Enterprise Profit Solutions Corporation, a Delaware corporation ("SELLER"), EPS Solutions Corporation (f.k.a. ProfitSource Corporation), a Delaware corporation and parent of Seller ("EPS"), and IM Comet LLC, a Nevada limited liability company ("BUYER").

        A. Through its healthcare division Seller operates the healthcare related business (the "MEDCO BUSINESS") acquired by EPS pursuant to that certain Asset Purchase Agreement by and among eps, Medco Review, Inc., a Florida corporation, International Cost Containment Network, Inc. (d.b.a. Medco Value
Plus), a Florida corporation ("ICCN"), Tammy SeRine-Richardson, Lance A. SeRine and Dennis W. Reineke, dated November 23, 1998 (the "MEDCO ASSET PURCHASE AGREEMENT"), the healthcare cost recovery business (the "NRS BUSINESS") acquired by EPS pursuant to that certain Securities Purchase Agreement dated as of December 7, 1998 among National Recovery Services, LLC, its members and EPS and related option acquisition agreements (the "NRS ACQUISITION AGREEMENT"), and the healthcare claims payment audit and recovery portion of the business acquired by EPS pursuant to that certain Asset Purchase Agreement (the "OXXFORD GROUP ASSET PURCHASE AGREEMENT") by and among EPS, Oxxford Group, Inc., a Delaware corporation and Moses K. Cheung, dated November 18, 1998 (the "OGI HEALTHCARE BUSINESS" and collectively with the Medco Business and the NRS Business, the "BUSINESS").

        B. Concurrent herewith, Seller, EPS, 1758 Primary Properties, Limited Partnership, 1910 Properties, Ltd., Buyer, Chris Massey and Erik Watts (Massey and Watts being referred to herein as the "MEMBERS") are entering into a Settlement Agreement (the "SETTLEMENT AGREEMENT").

        C. It is a condition to the Settlement Agreement that the parties enter into this Agreement.

        D. Seller and EPS desire to sell and assign to Buyer, and Buyer desires to purchase and assume from Seller, certain assets, rights and obligations of Seller on the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.      SALE AND TRANSFER OF ASSETS.

        1.1 ASSETS.

        (a) Acquired Assets. Pursuant to the terms and conditions set forth herein, on the Closing Date (as defined below) Seller and EPS shall execute and deliver to Buyer a Bill of Sale

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substantially in the form of Exhibit A (the "BILL OF SALE"), and pursuant to the
Bill of Sale shall convey, transfer, assign, sell and deliver to Buyer, and Buyer shall acquire, accept and purchase, all of Seller's and EPS's right, title and interest in and to the assets, properties and rights of Seller listed on
Schedule 1.1(a) (the "ACQUIRED ASSETS"). Legal title and the risk of loss with respect to the Acquired Assets shall pass to Buyer from and after the Closing Date.

        (b) Excluded Assets. Notwithstanding anything contained in Section 1.1(a) to the contrary, the Acquired Assets do not include the assets listed on
Schedule 1.1(b) (the "EXCLUDED ASSETS"), all of which shall be retained by Seller.

        1.2 ASSUMED LIABILITIES. Pursuant to the terms and conditions set forth herein, effective as of the Closing Date Buyer shall assume those certain liabilities and obligations of Seller identified on Schedule 1.2 (the "ASSUMED LIABILITIES") pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit B (the "ASSUMPTION AGREEMENT"), which will be executed and delivered by Buyer concurrently with this Agreement, but not effective until the Bill of Sale is executed and delivered. Buyer will be entitled to revoke the Assumption Agreement only before the Lien Release Date and only (i) if Buyer is not in material breach of this Agreement or the Settlement Agreement or any Separation Document (as defined in the Settlement Agreement) referred to therein and Seller or EPS breaches this Agreement or the Settlement Agreement or any Separation Document referred to therein in any material respect and fails to cure such breach within 15 days of receipt of notice from Buyer demanding cure or (ii) pursuant to Section 4.10 hereof. In the event of the revocation of the Assumption Agreement or the termination of this Agreement as provided in Section
4.10 hereof, all obligations of the parties hereunder shall terminate.

        1.3 CLOSING. The closing of the transfer of the Acquired Assets to Buyer and Buyer's assumption of the Assumed Liabilities (the "CLOSING") will take place on a date specified by Seller as soon as practicable after the date on which Seller obtains the Bank Release (as defined in Section 4.10) and with at least two business days prior written notice to Buyer (the date of the Closing being referred to herein as the "CLOSING DATE"). On the Closing Date Buyer shall deliver to EPS a Stock Pledge Agreement in the form of Exhibit D hereto securing the payment and performance of the Note (as defined in Section 1.4 below).

        1.4 PURCHASE PRICE. At the Closing and concurrently with Seller's delivery of the Bill of Sale pursuant to Section 1.1(a), Buyer shall deliver to Seller a promissory note of Buyer in the form of Exhibit C in the principal amount of $2,693,000, as adjusted pursuant to Sections 4.10 and 4.11 hereof and
Section 4.8 of the Settlement Agreement (the "NOTE"). The Note and the assumption by Buyer of the Assumed Liabilities constitute the "PURCHASE PRICE" for the Acquired Assets.

        1.5 ALLOCATION OF PURCHASE PRICE. The Purchase Price will be allocated for tax purposes (the "ALLOCATION") in the manner set forth on Schedule 1.5. The Allocation will be used by the parties in preparing all applicable tax returns and shall be binding upon the parties and upon each of their successors and assigns, and the parties shall report the transaction herein for tax purposes in accordance with the Allocation and shall not take any position or action inconsistent with the Allocation.


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2.      REPRESENTATIONS AND WARRANTIES OF SELLER AND EPS.

        The Members, Buyer (which is controlled by the Members) and the other Employee Parties (as defined in the Settlement Agreement) know at least as much about the Business, the Acquired Assets and Assumed Liabilities and the matters addressed in the representations and warranties of Seller and EPS set forth in
Section 2.2 hereof as Seller or EPS. Accordingly, although EPS has participated in the Business, the Members, Buyer and the other Employee Parties have more knowledge regarding the matters addressed in the representations and warranties set forth in Section 2.2 than Seller or EPS. All facts known to the Members shall be deemed to be known by Buyer prior to the Closing Date and to have been disclosed by Seller and EPS to Buyer as if set forth in this Agreement or in a Schedule hereto or in any other Transaction Document (as hereinafter defined). Notwithstanding any provision of this Agreement to the contrary (and except for any claim or action for breach of any representation and warranty of Seller or EPS set forth in this Article 2), neither Seller nor EPS will be liable on the basis of any claim or action that disclosure provided by Seller and EPS in connection with the transactions contemplated hereby was incomplete. Subject to the foregoing, Seller and EPS represent and warrant to Buyer that:

        2.1 ORGANIZATION AND CORPORATE AUTHORITY. Seller and EPS are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller and EPS have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement and all other agreements and instruments to be executed by the parties hereto in connection herewith (collectively, the "TRANSACTION DOCUMENTS") have (except for Transaction Documents to be executed and delivered solely by Buyer) been duly and validly approved by the Board of Directors of Seller and EPS (the "BOARD OF DIRECTORS") and no other proceedings on the part of Seller or EPS are necessary to approve this Agreement, consummate the transactions contemplated hereby, or perform hereunder. This Agreement and the other Transaction Documents to be delivered by Seller and EPS have been or as of the Closing will have been duly executed and delivered by Seller and EPS and constitute or will as of the Closing constitute legal, valid and binding obligations of Seller and EPS, except as such enforceability may be limited by general principles of equity and bankruptcy, insolvency, reorganization and moratorium and other similar laws relating to creditors' rights (the "BANKRUPTCY EXCEPTION").

        2.2 ACQUIRED ASSETS. Seller is the lawful owner of or has the right to use and transfer to Buyer each of the Acquired Assets. The delivery to Buyer of the Bill of Sale will vest good title to the Acquired Assets in Buyer free and clear of all liens, mortgages, pledges, security interests, restrictions, prior assignments, encumbrances and claims of any kind except any of the following:
(i) actions that have been taken by or with the knowledge of a Member or taken by Seller at the direction of a Member or in performance of and consistent with duties known by one or more Members to be performed by Seller on behalf of the Business, as to which Seller makes no representation or warranty; (ii) purchase money security interests in specific items of equipment included in the Acquired Assets and interests of lessors and licensors of Acquired Assets that are leased or licensed property and were acquired by EPS or the Company or their Affiliates pursuant to leases or licenses, which interests, leases and licenses will remain in place and be handled pursuant to Section 4.11; (v) liens for taxes not yet payable; (vi) liens of materialmen, mechanics, warehousemen, carriers, or other similar liens arising in the ordinary

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course of business and securing obligations which are not delinquent; and (vii)
liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by liens of the type described above.

3.      REPRESENTATIONS AND WARRANTIES OF BUYER.

        Buyer represents and warrants to Seller that:

        3.1 ORGANIZATION AND CORPORATE AUTHORITY. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement and the other Transaction Documents (including, without limitation, the Note) to be executed and delivered by Buyer have been or as of the Closing will have been duly executed and delivered by Buyer, have been effectively authorized by all necessary limited liability company action, and constitute or will as of the Closing constitute legal, valid and binding obligations of Buyer, except as such enforceability may be limited by the Bankruptcy Exception.

        3.2 OPERATION OF BUSINESS. Since Seller's inception, no Member has made any material commitments or entered into any material obligations relating to the Business which are binding upon Seller or any of its Affiliates and (a) have not been fulfilled or satisfied in full prior to the date of this Agreement or
(b) are not Assumed Liabilities. The Business has been conducted at all times by the Members and the Employees in accordance with applicable laws and regulations, and there are no pending, or to the knowledge of any Member, threatened claims, actions or proceedings relating to the operation of the Business.

4.      CERTAIN UNDERSTANDINGS AND AGREEMENTS OF THE PARTIES.

        4.1    TAXES.

        (a) Taxes. Seller and EPS represent and warrant to Buyer that Seller and EPS have filed all tax returns required to be filed on or prior to the Closing Date by Seller or EPS relating to the Acquired Assets and have paid or remitted to the proper governmental authority all taxes and assessments including, without limitation, all excise taxes, sales and use taxes, payroll withholding taxes, FICA taxes, unemployment taxes, business taxes, and real and personal property taxes which are required to be paid or remitted by Seller or EPS on or prior to the Closing Date; provided, however, that the representations and warranties set forth in this section 4.1(a) are made only to the extent that taxes (i) are or may become liens on the Acquired Assets or (ii) for which the Buyer is or may be liable in the capacity of transferee of the Acquired Assets.

        (b) Tax Dispute or Claim. Seller or EPS represent and warrant to Buyer that there is no material dispute or claim concerning any tax liability relating to the Acquired Assets either (i) claimed or raised by any governmental authority in writing or (ii) as to which any of the directors or officers of Seller or EPS (other than Members or Employees) has actual knowledge based upon personal contact with any agent of such authority.

        4.2    EMPLOYMENT.

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        (a) As of the Closing Date, the employment with Seller of each of the employees of Seller listed on Schedule 4.2 (the "EMPLOYEES") is terminating. Buyer shall offer all of the Employees employment with Buyer initially on substantially the same terms and conditions under which such employees are employed by Seller immediately prior to the Closing, including without limitation employee benefits. Buyer shall recognize for purposes of its paid time off policies any accrued and unused paid time off of each Employee accrued during such Employee's employment with Seller or its Affiliates, or assumed by Seller or its Affiliates pursuant to this Agreement. For purposes of this Agreement, "AFFILIATE" shall have the meaning ascribed to such term in Rule 405 of the Securities Act of 1933, as amended. Any severance liabilities incurred by Seller with respect to the Employees as a result of the transactions contemplated the Settlement Agreement or by this Agreement or the Transaction Documents shall be the sole responsibility of Buyer, and Seller shall be reimbursed by Buyer for any such costs incurred by Seller. Seller shall have no liability with respect to any employees hired by Buyer after the Closing Date.

        (b) Except as set forth herein, as of the Closing Date, (i) the Employees shall cease to be active participants or accrue benefits under all "employee benefit plans", as such term is defined in Section 3(3) of the Employee Retirement Income Savings Act of 1974, as amended or other benefits programs or arrangements, which were maintained, contributed to or sponsored on behalf of the employees of Seller prior to the Closing Date ("BENEFIT PLANS"); and (ii) Seller shall retain all liabilities and obligations resulting from or arising out of the Benefit Plans, and Buyer shall not assume any Benefit Plan or liability or obligation related thereto.

        (c) Notwithstanding the provisions of Sections 4.2(a) and (b) hereof, Seller and Buyer have agreed that Seller, as an administrative convenience to Buyer, will pay, on behalf of Buyer, the salaries and other benefits to which the Employees shall be entitled for the period from the Closing Date through December 31, 1999, but only if and only to the extent that Buyer advances the funds to Seller to make such payments at least one business day prior to the day on which such payment is due. To facilitate this arrangement, Buyer shall provide Seller a schedule setting forth all amounts to be paid in writing at least four business days before any such payment is due with the amount of the payment in such detail as Seller and Buyer may reasonably agree. Buyer will indemnify, defend, and hold harmless Seller from and against any claims, liabilities and costs incurred by Seller as a result of or in connection with Seller's actions pursuant to this subsection (c), including without limitation arising as a result of any assertion that Seller is the employer of or has any duties to any of the Employees.

        (d) With respect to any Employee, any Employee who is not hired by Buyer will be treated for purposes of rights under section 4980B of the Internal Revenue Code and Part 6 of Title I of the Employee Retirement Income Security Act of 1974 (collectively, "COBRA") as an employee of Buyer that would be entitled to COBRA rights as though they had separated from service from Buyer.

        (e) Buyer shall indemnify and hold Seller and its group health plan harmless in the event (i) Seller or its group health plan shall be liable for any COBRA continuation coverage for any of the Employees, and/or (ii) Seller or its group health plan shall be liable for any claim or liability with respect to COBRA continuation coverage relating to any of the Employees.

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        (f) Seller, EPS and Buyer shall comply in all material respects with all applicable laws, rules and regulation of any state, local or federal governmental agency relating to employees in connection with the transactions contemplated herein.

        (g) The understandings set forth in this Section 4.2 are solely for the purposes of delineating the obligations between Buyer and Seller with respect to the Employees employed by Seller as of the Closing Date. Nothing herein shall be deemed to create or grant to any Employees third party beneficiary rights or claims or causes of action of any kind or nature.

        4.3 TRANSITION OF THE BUSINESS. Prior to the Closing Date the Business has been operated with other business operations of Seller, which has resulted in intermingling of the operations of such businesses. From and after the Closing Date, the Business and the Acquired Assets will be separated in all respects from and not subsidized or supported in any way by Seller and its Affiliates, and the Business, the Acquired Assets and their operations will be owned and operated exclusively by Buyer. The parties shall in good faith take any and all actions reasonably necessary or advisable to give effect to the separation of the Acquired Assets and Business from the operations of Seller and its Affiliates or otherwise give effect to this Section 4.3.

        4.4 SELLER AND EPS COVENANTS.

        (a) Promptly after the Closing Date Seller and EPS will discontinue the use of the names National Recovery Services, NRS, International Cost Containment Network, and Medco Value Plus, or such other names confusingly similar with any of them, provided that Seller may continue to use such names for historical reporting and informational purposes, including, without limitation, for Seller's or its Affiliates' annual reports, regulatory and other filings and tax returns.

        (b) Subject to EPS's contractual commitments on the date hereof, EPS agrees that for up to three years from November 1, 1999, it will use Buyer or an Affiliate of Buyer as its exclusive agent for the provision of Covered Services (as defined below) provided that (i) the arrangements offered by Buyer or its affiliate are high quality services with a major long-distance telecommunications carrier and (ii) such arrangements are offered at the best rate and on the best terms otherwise available to EPS. If EPS enters into an agreement to receive Covered Services from a third party with prices or terms better than those available from Buyer or its Affiliates, Buyer's rights under this Section 4.4(b) will terminate. For purposes of this Section 4.4(b), "COVERED SERVICES" mean the services provided by Qwest to EPS as of the date of this Agreement pursuant to the existing Qwest contract. Except as set forth in this Section 4.4(b), Seller, EPS and their Affiliates shall have no obligation to utilize services or products of Buyer or any of its Affiliates.

        (c) Seller and EPS will provide reasonable access and use of shared servers used in connection with the operation of the Business, including, without limitation, e-mail and voice mail systems and tape back-up, until December 1, 1999, provided, however, that reasonable access to the telephone system will be provided to Buyer for the period of time in which Buyer uses the Seller's office space after December 1, 1999 if the phones relating to the Business are separated from Seller's and EPS's voice mail systems.

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        4.5 DISCLAIMER.

        (a) ALL OF THE ACQUIRED ASSETS AND ASSUMED LIABILITIES ARE BEING SOLD AND TRANSFERRED TO BUYER "AS IS" AND "WHERE IS" AND ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR USE OR A PARTICULAR PURPOSE, ARE EXCLUDED FROM THE SALE AND TRANSFER OF THE ACQUIRED ASSETS AND ASSUMED LIABILITIES (EXCEPT AS EXPRESSLY SET FORTH IN
ARTICLE 2 AND IN SECTION 4.5(c), BUT SUBJECT TO ARTICLE 5). SELLER MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY NATURE WITH RESPECT TO THE ACQUIRED ASSETS OR ASSUMED LIABILITIES (EXCEPT AS EXPRESSLY SET FORTH IN ARTICLE 2 AND IN
SECTION 4.5(c), BUT SUBJECT TO ARTICLE 5) OR THE FINANCIAL CONDITION OF THE BUSINESS, INCLUDING BUT NOT LIMITED TO THE LEVEL OF SALES, PROFITABILITY, INCOME OR FUTURE PROSPECTS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SELLER DISCLAIMS ANY REPRESENTATION OR WARRANTY REGARDING THE TRANSFERABILITY, ENFORCEABILITY, VALIDITY OR OTHER STATUS OF ANY CONTRACTS. BUYER ACKNOWLEDGES SELLER AND ITS AFFILIATES HAVE NO RESPONSIBILITY TO BUYER WITH RESPECT TO ANY SUCH FINANCIAL OR OPERATING INFORMATION OR DATA REGARDING THE BUSINESS OR SELLER'S OPERATION THEREOF.

        (b) Except as expressly set forth in this Agreement, each party hereto hereby confirms that no other party hereto (or any third person acting on behalf of another party hereto) has made any representation or warranty concerning the Business or the Acquired Assets or Assumed Liabilities, including, without limitation, the financial condition, sales, profitability, income or future value or prospects of the Business. Each party hereto represents and warrants that it has had ample opportunity to conduct a full investigation and evaluation of the Business and its present and future prospects and value and that it has completed the investigation and evaluation to its satisfaction and it has made an independent determination of the desirability of entering into this Agreement and consummating the transactions provided for herein for the consideration and upon the terms set forth in this Agreement without relying in any manner upon any representation or warranty of any other party hereto (or any third person acting on behalf of another party hereto.

        (c) SELLER AND EPS HEREBY WAIVE ALL RIGHTS THEY MAY HAVE TO ASSERT THAT BUYER OR ANY PARTY ACTING ON BEHALF OF BUYER HAS MADE ANY REPRESENTATION OR WARRANTY WITH RESPECT TO THE BUSINESS, THE ACQUIRED ASSETS OR THE ASSUMED LIABILITIES OTHER THAN AS SPECIFICALLY SET FORTH IN ARTICLE 3, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY CONCERNING THE FINANCIAL CONDITION, SALES, PROFITABILITY, INCOME OR FUTURE VALUE OR PROSPECTS OF THE BUSINESS OR THE ACQUIRED ASSETS AND HEREBY FURTHER WAIVE ALL RIGHTS THEY MAY HAVE TO SEEK DAMAGES, RIGHTS OF OFFSET OR ANY OTHER RELIEF BASED UPON AN ALLEGED BREACH OR INACCURACY OF ANY REPRESENTATION OR WARRANTY CONCERNING THE BUSINESS, THE ACQUIRED ASSETS OR THE ASSUMED LIABILITIES OTHER THAN AS SPECIFICALLY SET FORTH IN ARTICLE 3.

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        4.6 MERCK-MEDCO MANAGED CARE SETTLEMENT AGREEMENT. Buyer shall assume and observe all of the obligations, restrictions and covenants of Seller and its Affiliates set forth in that certain Settlement Agreement dated September 10, 1999, by and among EPS, Merck-Medco Managed Care, LLC, Medco Review, Inc., and ICCN.

        4.7 CONTRACTS, LEASES OR OTHER AGREEMENTS CONSTITUTING AN ACQUIRED
ASSET.

        (a) This Agreement shall not constitute an agreement to assign or transfer any rights or assume any obligations under any contract, lease or other agreement comprising an Acquired Asset, or any claim, right, benefit or obligation arising thereunder or resulting therefrom, if an attempted assignment, transfer or assumption thereof, without the required consent of any third party, would constitute a breach or default thereof or would have a material adverse effect on the rights or privileges of Seller or Buyer thereunder. Any such assignment, transfer or assumption where a third party's consent is required shall be made subject to such consent being obtained (without any modification of the Purchase Price), the acquisition of which shall be the sole responsibility of Buyer provided that Seller shall provide reasonable assistance and cooperation in connection with the acquisition of such consents. Pending receipt of such consent, (i) Seller will hold such rights in trust for, and for the benefit of, Buyer, and will cooperate with Buyer in any reasonable arrangement necessary to provide that Buyer shall receive substantially all beneficial interest and benefits in, to and under such Acquired Asset; and (ii) pursuant to a mutually satisfactory written agreement, Seller will engage Buyer to act as Seller's independent contractor to perform, and Buyer will so perform, Seller's obligations under such contract, lease or other agreement comprising an Acquired Asset. Each agreement specified in clause
(ii) of the preceding sentence will contain such terms and provisions as to provide for a de facto assignment, transfer and assumption of all of the liabilities, obligations and risks of Seller to and by Buyer under such contract, lease or other agreement without violating contractual obligations of EPS or Seller. In the event that, pursuant to a contract, lease or other agreement comprising an Acquired Asset (i) payment for the account of Buyer is made to Seller, such payments shall be forthwith delivered by Seller to Buyer; and (ii) payment or satisfaction of any liability or obligation is required, Seller shall, at the request of Buyer, pay or satisfy such liability or obligation subject to Seller's contemporaneous receipt from Buyer of reimbursement therefor and any costs or expenses related thereto.

        (b) Except as specifically set forth herein, Buyer is not receiving or assuming any contract, lease, or other agreement (or portion thereof) pursuant to which any business or operations of Seller or its Affiliates, other than the Business, have acquired or are acquiring assets, or provide or receive services, income or other benefits. Promptly following the execution and delivery of this Agreement, Buyer and Seller shall cooperate and attempt in good faith to agree upon a list of all contracts, leases or other agreements of the Seller or its Affiliates, under which Seller or its Affiliates, prior to the date hereof, received benefits not related to the Business as well as benefits related to the Business and under which benefits related to the Business are to be extended to Buyer and/or its Affiliates after the Closing Date (the "CONTINUING CONTRACTS"). Buyer shall use commercially reasonable efforts to enter into a separate agreement, contract or arrangement with the provider or an alternative provider of such services or assets, for the provision of such services or assets provided under the Continuing Contracts directly to Buyer. Until such time as a new contract, agreement or arrangement is obtained from the provider or an alternative provider of such services or assets, following the

Closing Date Buyer shall make cash payments to EPS, and not directly to the supplier, for its pro rata share of such assets or services no later than five
(5) business days prior to the due date of any payment for such services and assets, so that EPS can process the payment in a timely manner. Seller shall apply the payment so received from Buyer to the timely payment of amounts due to the provider under the Continuing Contract for the services or assets so provided for the benefit of Buyer.

        4.8 [RESERVED]

        4.9 ASSISTANCE IN ASSERTING THIRD PARTY ACQUISITION CLAIMS. Seller and EPS shall take such action as the Buyer may reasonably request, including the commencement of litigation, to assist Buyer in asserting and obtaining the full benefits of the Third Party Acquisition Claims (as defined on Schedule 1.1(a)). The Buyer shall pay the reasonable out-of-pocket expenses incurred by Seller and EPS in providing such assistance (including reasonable legal fees) but shall not be required to reimburse Seller or EPS for the salaries or costs of fringe benefits or other similar expense paid by Seller or EPS to its officers, directors, employees or agents while providing such assistance.

        4.10 LIENS RELEASE; INTERIM OPERATIONS. The Acquired Assets are subject to liens in favor of Seller's lenders (the "BANK LIENS"). Seller and EPS shall use commercially reasonable efforts to obtain the following in writing (collectively, the "BANK RELEASE") by December 21, 1999: (a) the termination of the Bank Liens and associated financing statements, (b) the termination of the guaranties made by National HealthCare Recovery Services ("NHRS") in favor of the holders of the Bank Liens (the "GUARANTIES"), (c) the consent from Seller's lenders to the payment of any portion or all of any amount payable by NHRS or Buyer to Seller or EPS pursuant to the Note or the "First NHRS Note," the "Second NHRS Note" and the "Third NHRS Note" (as those terms are defined in the Rescission Agreement (as defined below)) by the cancellation of a comparable amount of the $18.276 million subordinated note of EPS held by IM Comet (the "SUBORDINATED NOTE") and (d) the consent to the rescission contemplated by that certain Rescission Agreement, dated as of the date hereof, between Buyer, Seller, EPS and NHRS (the "RESCISSION AGREEMENT") and termination of the related liens on the assets transferred. The date on which the Bank Release is obtained is referred to in this Agreement as the "LIEN RELEASE DATE". If the Bank Release is not obtained by December 23, 1999, either EPS (if neither Seller nor EPS is in material breach of this Agreement or the Settlement Agreement or any Separation Document referred to therein), or IM Comet (if IM Comet is not in material breach of this Agreement or the Settlement Agreement or any Separation Document referred to therein), may terminate this Agreement. Until the Closing Date, the Business shall be operated under the management and direction and for the account of Buyer, and Buyer, Seller and EPS will cause the Business to be operated in all respects in the ordinary course consistent with past practices and in the best interests of the owners of the Business, provided, however, that neither Seller nor EPS shall take any actions to incur any obligations that will become assumed liabilities or make any expenditures that Buyer will be obligated to repay to Seller or EPS pursuant to this Agreement without obtaining the prior written consent of the Buyer. Any amounts paid by Seller or EPS to subsidize or finance the operation of the Business pursuant to this Section 4.4 from and after November 1, 1999 and through the Closing Date will (provided the Bank Release is obtained and the Bill of Sale is delivered) be repaid to Seller or EPS by

Buyer through an increase in the amount of the Note as described in Section 1.4. The parties will use commercially reasonable efforts to obtain the Bank Release.

        4.11 LEASES AND LICENSES. Seller and EPS will continue to make all payments due to third parties under leases, licenses, installment sale contracts, or other forms of financing (and renewals or refinancing thereof) pursuant to which Acquired Assets were acquired by Seller or EPS before the Closing Date (including without limitation amounts payable to Wareforce or LaSalle National Leasing in respect of computer equipment included in the Acquired Assets) (collectively, the "FINANCED ASSETS"). All amounts paid by EPS or Seller from and after November 1, 1999 under this Section 4.11 will (provided the Bank Liens and associated financing statements are released and the Bill of Sale is delivered) be repaid to EPS or Seller by Buyer through an increase in the amount of the Note for amounts paid before the Closing Date or, after the Closing Date, by offset reduction of any amounts otherwise payable by Seller or EPS or any of their Affiliates to IM Comet or any of its successors or permitted assignees or any holder of the Subordinated Note (provided that no such offset may be made against the Subordinated Note prior to January 5, 2000). Buyer will hold and operate the Financed Assets according to the terms of the leases, licenses or other financing arrangements pursuant to which the Financed Assets were acquired by Seller or EPS. Without limiting the foregoing, Buyer will not transfer or relocate any Financed Assets and will keep them free of any liens and encumbrances other than those created by EPS or Seller.

        4.12 FURTHER ASSURANCES. Upon the reasonable request of a party or parties hereto at any time after the Closing Date, the other party or parties shall execute and deliver such further documents as the requesting party or parties or its or their counsel may reasonably request in order to effectuate the purposes of this Agreement.

5.      SURVIVAL; INDEMNIFICATION.

        5.1 SURVIVAL. The representations and warranties made in this Agreement or in any exhibit, schedule, or any other Transaction Document or certificate shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby and shall (except for the representations and warranties set forth in Section 4.5 which shall have no expiration date) continue until the second anniversary of the Closing Date. As to any matter or claim which is based upon fraud by the indemnifying party, the representations and warranties set forth in this Agreement shall expire only upon expiration of the applicable statute of limitations. No party will be liable to another under any warranty or representation after the applicable expiration of such warranty or representation; provided however, if a claim or notice is given under this
Article 5 with respect to any representation or warranty prior to the applicable expiration date, such claim may be pursued to resolution notwithstanding expiration of the representation or warranty under which the claim was brought. Any investigations made by or on behalf of any of the parties prior to the date hereof shall not affect any of the parties' obligations hereunder. Completion of the transactions contemplated hereby shall not be deemed or construed to be a waiver of any right or remedy of any of the parties.

        5.2 INDEMNIFICATION BY BUYER. If the Bank Release shall have been obtained and the Closing shall have occurred, Buyer shall, and shall cause transferees of any of the Business or Acquired Assets to, indemnify, defend, reimburse and hold harmless Seller and its Affiliates and their successors and assigns, and their respective officers, directors, employees and agents, from and against any and all claims, losses, damages, liabilities, obligations, assessments, penalties and interest, demands, actions and expenses, whether direct or indirect, known or unknown, absolute or contingent (including, without limitation, settlement costs and any legal, accounting and other expenses for investigating or defending any actions or threatened actions) ("LOSSES") reasonably incurred by any such indemnitee, arising out of or in connection with any of the following:

        (a) the ownership or operation of the Business and the Acquired Assets from and after November 1, 1999 (including without limitation the interim operations as described in Section 4.10 and the Financed Assets as described in
Section 4.11).

        (b) any untruth or inaccuracy of any representation, warranty or certification made by Buyer in this Agreement or any other Transaction Document;

        (c) the breach of any covenant, agreement or obligation of Buyer contained in this Agreement or any other Transaction Document; and

        (d) any Assumed Liabilities.

        5.3 INDEMNIFICATION BY SELLER AND EPS. If the Bank Release shall have been obtained and the Closing shall have occurred, Seller and EPS shall indemnify, defend, reimburse and hold harmless Buyer and its Affiliates and their successors and assigns, and their respective officers, directors, employees and agents of any of them, from and against any and all Losses reasonably incurred by any such indemnitee arising out of or in connection with any of the following:

        (a) the ownership or operation of the Business and the Acquired Assets before November 1, 1999 other than the Assumed Liabilities and other than those losses for which Buyer is obligated to indemnify Seller and EPS;

        (b) any untruth or inaccuracy of any representation, warranty or certification made by Seller or EPS in this Agreement or any other Transaction Document;

        (c) the breach of any covenant, agreement or obligation of Seller or EPS contained in this Agreement or any other Transaction Document; and

        (d) any claims against, or liabilities or obligations of, Seller or EPS which are not Assumed Liabilities.

        5.4    INDEMNIFICATION PROCEDURE.

        (a) Whenever any claim shall arise for indemnification hereunder (a "CLAIM"), the party entitled to indemnification (the "INDEMNITEE") shall promptly give written notice to the party obligated to provide indemnity (the "INDEMNITOR") with respect to the Claim after the receipt by the Indemnitee of reliable information of the facts constituting the basis for the Claim; but the failure to timely give such notice shall not relieve the Indemnitor from any obligation under this Agreement, except to the extent, if any, that the Indemnitor is materially prejudiced thereby.

        (b) Upon receipt of written notice from the Indemnitee of a Claim, the Indemnitor shall provide counsel (such counsel subject to the reasonable approval of the Indemnitee) to defend the Indemnitee against the matter from which the Claim arose, at the Indemnitor's sole cost, risk and expense. The Indemnitee shall cooperate in all reasonable respects, at the Indemnitor's sole cost, risk and expense, with the Indemnitor in the investigation, trial, defense and any appeal arising from the matter from which the Claim arose; provided, however, that the Indemnitee may (but shall not be obligated to) participate (at its sole expense) in any such investigation, trial, defense and any appeal arising in connection with the Claim. Notwithstanding the foregoing, if both Indemnitor and the Indemnitee are named parties in any action or proceeding and if the Indemnitee shall have concluded in its reasonable judgment, based upon an opinion of counsel, that there may be one or more legal defenses available to it that are materially different from or in addition to those available to the Indemnitor, and if the Indemnitee reasonably believes, based upon an opinion of counsel, that the Indemnitee's interests will be adversely and materially affected if such legal position or defense is not pursued in such action or proceeding, the Indemnitor shall bear the expense of the Indemnitee's separate participation, including the reasonable fees, costs and expenses of one separate counsel for the Indemnitee (or multiple Indemnitees). It is understood that the Indemnitor shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees or expenses of more than one separate counsel at any time for all Indemnitees. If the Indemnitee elects to so participate, the Indemnitor shall cooperate with the Indemnitee, and the Indemnitor shall deliver to the Indemnitee or its counsel copies of all pleadings and other information within the Indemnitor's knowledge or possession reasonably requested by the Indemnitee or its counsel that is relevant to the defense of such Claim and that will not prejudice the Indemnitor's position, claims or defenses. The Indemnitee and its counsel shall maintain confidentiality with respect to all such information consistent with the conduct of a defense hereunder. The Indemnitor shall have the right to elect to settle any claim for monetary damages only without the Indemnitee's consent, if the settlement includes a complete release of the Indemnitee. If the settlement does not include such a release, it will be subject to the consent of the Indemnitee, which will not be unreasonably withheld. The Indemnitor may not admit any liability of the Indemnitee or waive any of the Indemnitee's rights without the Indemnitee's prior written consent, which will not be unreasonably withheld. If the subject of any Claim results in a judgment or settlement, the Indemnitor shall promptly pay such judgment or settlement.

        (c) If the Indemnitor fails to assume the defense of the subject of any Claim in accordance with the terms of Section 5.4(b), if the Indemnitor fails diligently to prosecute such defense, or if the Indemnitor has, in the Indemnitee's good faith judgment, a conflict of interest, the Indemnitee may defend against the subject of the Claim, at the Indemnitor's sole cost, risk and expense, in such manner and on such terms as the Indemnitee deems appropriate; provided, however, that the Indemnitee shall not be entitled to settle the claim without Indemnitor's consent, which consent shall not be unreasonably withheld. If the Indemnitee defends the subject of a Claim in accordance with this Section, the Indemnitor shall cooperate with the Indemnitee and its counsel, at the Indemnitor's sole cost, risk and expense, in all reasonable respects, and shall deliver to the Indemnitee or its counsel copies of all pleadings and other information within the Indemnitor's knowledge or possession reasonably requested by the Indemnitee or its counsel that are relevant to the defense of the subject of any such Claim and that will not prejudice the Indemnitor's position, claims or defenses. The Indemnitee shall maintain confidentiality with respect to all such information consistent with the conduct of a defense hereunder.

        (d) The obligation of the Indemnitor to indemnify the Indemnitee against Losses arising under this Agreement shall be in addition to any other obligations the Indemnitor might otherwise have and any other rights the Indemnitee might otherwise have.

        5.5 PAYMENT. All payments owing under Section 5.4 will be made promptly as indemnifiable Losses are incurred. If the Indemnitee defends the subject matter of any Claim in accordance with Section 5.4(c) or proceeds with separate counsel in accordance with Section 5.4(b), the expenses (including attorneys' fees) incurred by the Indemnitee shall be paid by the Indemnitor in advance of the final disposition of such matter as incurred by the Indemnitee, if the Indemnitee undertakes in writing to repay any such advances in the event that it is ultimately determined that the Indemnitee is not entitled to indemnification under the terms of this Agreement or applicable law. In addition to any rights of offset or other rights that an Indemnitee may have at common law, by statute or otherwise, each Indemnitee shall have the right to offset any payment obligations of such Indemnitee to any Indemnitor.

6.      MISCELLANEOUS.

        6.1 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given upon personal delivery or three (3) business days after being mailed by certified or registered mail, postage prepaid, return receipt requested, or one (1) business day after being sent via a nationally recognized overnight courier service if overnight courier service is requested from such service or upon receipt of electronic or other confirmation of transmission if sent via facsimile to the parties, their successors in interest or their assignees at the following addresses and telephone numbers, or at such other addresses or telephone numbers as the parties may designate by written notice in accordance with this Section 6.1:

If to Buyer:                                  With a copy to:

IM Comet                                      Latham & Watkins
435 North Oakhurst Drive                      505 Montgomery Street, Suite 1900
Beverly Hills, California  90210              San Francisco, California  94111
Tel:  (310) 858-5830                          Tel: (415) 391-0600
Fax:  (310) 858-5840                          Fax: (415) 395-8095
Attn:  Christopher P. Massey                  Attn:  Jeffrey T. Pero, Esq.

If to Seller or EPS:                               With a copy to:

Enterprise Profit Solutions Corporation            Gibson, Dunn & Crutcher LLP
695 Town Center Drive, Suite 700                   4 Park Plaza, Jamboree Center
Costa Mesa, California  92626                      Irvine, California  92614
Tel:  (714) 429-5500                               Tel:  (949) 451-3800
Fax:  (714) 429-4800                               Fax:  (949) 451-4220
Attn:  General Counsel                             Attn:  Thomas D. Magill, Esq.


        6.2 ASSIGNABILITY AND PARTIES IN INTEREST. This Agreement shall inure to the benefit of and be binding upon Buyer and Seller and EPS and their respective permitted successors and assigns. Other than as specifically set forth in
Section 5.2 and 5.3, nothing in this Agreement will confer upon any person or entity not a party to this Agreement, or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

        6.3 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without regard to its conflicts-of-law principles.

        6.4 COUNTERPARTS. Facsimile transmission of any signed original document and/or retransmission of any signed facsimile transmission will be deemed the same as delivery of an original. At the request of any party, the parties will confirm facsimile transmission by signing a duplicate original document. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

        6.5 COMPLETE AGREEMENT. This Agreement, the exhibits and schedules hereto, and the other Transaction Documents contain the entire agreement between the parties hereto with respect to the transactions contemplated herein and therein and shall supersede all previous oral and written and all contemporaneous oral representations, negotiations, commitments, and understandings.

        6.6 MODIFICATIONS, AMENDMENTS AND WAIVERS. No amendment of this Agreement will be effective unless in writing signed by the parties hereto. The parties hereto shall not be deemed to have waived any of their respective rights hereunder unless such waiver be in writing and signed by the party so waiving its right. No delay or omission on the part of either party in exercising its rights hereunder shall operate as a waiver of such right or any other right. A waiver on one occasion shall not be construed as a bar to, or waiver of, that right or any other right or remedy on a future occasion.

        6.7 HEADINGS; REFERENCES. The headings contained in this Agreement and the other Transaction Documents are for reference purposes only and do not affect the meaning hereof or thereof.

        6.8 SEVERABILITY. If any provision of this Agreement is found, held, declared, determined, or deemed by any court of competent jurisdiction to be void, illegal, invalid or unenforceable in that jurisdiction under any applicable statute or controlling law, the illegal, invalid, or unenforceable provision will be deemed not to be a part of the Agreement in that jurisdiction unless without such provision, the purposes and intent of this Agreement cannot fairly be carried out, and the legality, validity, and enforceability in that jurisdiction of the remaining provisions and the legality, validity and enforceability of this entire Agreement in other jurisdictions will not be affected.

        6.9 EXPENSES OF TRANSACTIONS. All fees, costs and expenses incurred by any party in connection with the transactions contemplated by this Agreement shall be borne by such party incurring such expenses.

        6.10 DISPUTES.

               (a) Reference. Subject to the provisions of Section 6.11 hereof, any controversy or dispute between either EPS or Seller and any of the Stockholders or Buyer involving the construction, interpretation, application or performance of the terms, covenants or conditions of this Agreement or in any way arising under or relating to this Agreement shall, on demand of any of the parties by written notice hereto served on the others in the manner prescribed in Section 6.1 hereof, be determined pursuant to the general reference provisions of California Code of Civil Procedure ("CCP") Section 638(1), et seq., by a retired or former judge of the Superior Court for the County of Orange, State of California. The parties intend this general reference provision to be specifically enforceable in accordance with said Section 638(1).

               (b) Commencement. The reference may be commenced by any party hereto by the filing in the Superior Court of the State of California for the County of Orange of a petition or a motion for a general reference. The petition and any opposition or response thereto shall recite in a clear and meaningful manner the factual basis of the controversy between the parties and identify the issues to be submitted to the referee for decision.

               (c) Referee. The petition or motion shall designate as a sole referee a retired judge from the Orange County, California, Judicial Arbitration & Mediation Services ("JAMS") panel acceptable to that party (the "REFEREE"). If the parties to the reference proceeding are unable to agree upon a Referee, the Presiding Judge or any judge of the Orange County Superior Court to whom the matter is assigned shall appoint a retired or former Orange County Superior Court Judge from the JAMS panel as the Referee.

               (d) Specific Enforcement. The parties acknowledge that the terms of this Section 6.10 are specifically enforceable and that the decision by the Referee is tantamount to a judgment by a trial court (CCP Section 644) and is subject to review in accordance with CCP Section 645, and that any judgment rendered in the trial court is appealable in the same manner as any other trial court judgment.

        6.11 REMEDIES. Each of the parties acknowledges and agrees that the legal remedies available to each party in the event any party violates or breaches any of the provisions of Article 1 or Section 4.2, 4.3, 4.4, 4.6, 4.7, 4.9, 4.10, 4.11 and 4.12 of this Agreement, would be inadequate and that EPS and Seller (if the breach is by Buyer), or Buyer (if the breach is by EPS or Seller), shall be entitled to institute and prosecute proceedings in accordance with Section 6.12, to enjoin such breaching party from violating any of such provisions and to enforce the specific performance by such breaching party of any of such provisions, but nothing herein contained shall be construed to prevent such remedy or combination of remedies as the non-breaching party may elect to invoke. All applicable actions may be taken by such non-breaching party without bond and without prejudice to any other rights and remedies available for a breach of this Agreement. The failure of any party to promptly institute legal action upon any breach of this Agreement shall not constitute a waiver of that or any other breach hereof.

         6.12 SUBMISSION TO JURISDICTION. All actions or proceedings arising in connection with this Agreement for injunctive relief or matters (if any) not subject to general reference, shall be tried and litigated exclusively in the state or federal courts located in the County of Orange, State of California. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of his Agreement in any jurisdiction other than that specified in this paragraph. Each party hereby waives any right it may have to assert the doctrine of forum non coveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph , and stipulates that the state and federal courts located in the County of Orange, State of California shall have in personam jurisdiction over each of them for the purpose of litigating any such dispute, controversy, or proceeding. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this Section by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in Section 6.1. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

        6.13 ATTORNEYS' FEES. If Buyer or any of its Affiliates, successors or assigns brings any action, suit, counterclaim, cross-claim, appeal, arbitration, or mediation for any relief against Seller or any of its Affiliates, successors or assigns, or if Seller or any of its Affiliates, successors or assigns brings any action, suit, counterclaim, cross-claim, appeal, arbitration, or mediation for any relief against Buyer or any Stockholder or any of their Affiliates, successors or assigns, declaratory or otherwise, to enforce the terms hereof or to declare rights hereunder (collectively, an "ACTION"), in addition to any damages and costs which the prevailing party otherwise would be entitled, the non-prevailing party shall pay to the prevailing party a reasonable sum for attorneys' fees and costs (at the prevailing party's attorneys' then-prevailing rates) incurred in bringing and prosecuting such Action and/or enforcing any judgment, order, ruling, or award (collectively, a "DECISION") granted therein, all of which shall be deemed to have accrued on the commencement of such Action and shall be paid whether or not such action is prosecuted to a Decision. Any Decision entered in such Action shall contain a specific provision providing for the recovery of attorneys' fees and costs incurred in enforcing such Decision.

        For the purposes of this Section, attorneys' fees shall include, without limitation, fees incurred in the following: (1) postjudgment motions and collection actions; (2) contempt proceedings; (3) garnishment, levy and debtor and third party examinations; (4) discovery; and (5) bankruptcy litigation.

        For purposes of this paragraph, "PREVAILING PARTY" includes, without limitation, a party who agrees to dismiss an action on the other party's payment of the sum allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought by it. If there are multiple claims, the prevailing party shall be determined with respect to each claim separately. The prevailing party shall be the party who has obtained the greater relief in connection with any particular claim, although, with respect to any claim, it may be determined that there is no prevailing party. Any dispute with respect to the existence or identity of the prevailing party shall be resolved by the Referee.

        6.14 INTENDED THIRD PARTY BENEFICIARIES. All Indemnitees under Article 5 are intended third party beneficiaries of Article 5 of this Agreement and shall be entitled to enforce the provisions of Article 5 as if they were parties to this Agreement.

                            [Signature page follows.]

        IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first above written.

EPS SOLUTIONS CORPORATION


By: /s/ DAVID H. HOFFMAN
   -----------------------------------------

Name: David H. Hoffman
     ---------------------------------------

Title: CEO
      --------------------------------------




ENTERPRISE PROFIT SOLUTIONS CORPORATION


By: /s/ DAVID H. HOFFMAN
   -----------------------------------------

Name: David H. Hoffman
     ---------------------------------------

Title: CEO
      --------------------------------------

IM COMET LLC, a Nevada limited liability company

By:     Comet Capital Corp. NV
Its:    Manager
        By: /s/ ERIK WATTS
           -----------------------------
                Erik Watts
        Title: Manager







Asset Purchase Agmt-NRS-OGI-Medco.doc

                                 SCHEDULE 1.1(a)
                           TO ASSET PURCHASE AGREEMENT

                                 ACQUIRED ASSETS

MEDCO

        All assets, other than any Excluded Assets, that were acquired by EPS from Medco Review, Inc. and International Cost Containment Network, Inc. pursuant to the Medco Asset Purchase Agreement and that are owned by EPS or Seller as of the Closing Date.

        All assets, other than any Excluded Assets, if any, acquired by EPS or Seller since December 14, 1998 and used solely in connection with the Medco Business that are owned by EPS or Seller as of the Closing Date.

        All right, title and interest of EPS and Seller in and under all contracts, leases and other agreements, not included in the foregoing description, other than Excluded Assets, if any, that relate solely to the Medco Business and that are owned by EPS or Seller as of the Closing Date, including without limitation, but subject to Section 4.7, the contracts, leases and agreements listed on Annex E to this Schedule 1.1(a).

        All assets, other than any Excluded Assets, not included in the foregoing description that are owned by Seller or EPS as of the Closing Date and included in the assets listed on the Medco trial balance sheet attached as Annex A-1 to this Schedule 1.1(a) under the heading "Acquired Assets."


NRS

        All assets, other than any Excluded Assets, owned by NRS at the time of the closing of those transactions contemplated by the NRS Acquisition Agreement and that are owned by EPS or Seller or NRS as of the Closing Date.

        All assets, other than any Excluded Assets, acquired by EPS or Seller or NRS since December 14, 1998 and used solely in connection with the NRS Business that are owned by EPS or Seller or NRS as of the Closing Date.

        To the extent not included in the foregoing and to the extent not a Financed Asset, computer hardware and software as described on Annex B to this
Schedule 1.1(a).

        All right, title and interest of EPS, Seller and NRS in and under all contracts, leases and other agreements, not included in the foregoing description, other than Excluded Assets, if any, that relate solely to the NRS Business and that are owned by EPS or Seller or NRS as of the Closing Date including without limitation, but subject to Section 4.7, the contracts, leases and agreements listed on Annex E to this Schedule 1.1(a).

        All assets, other than any Excluded Assets, not included in the foregoing description that are owned by EPS or Seller or NRS as of the Closing Date and included in the assets listed on the NRS trial balance sheet attached as Annex A-2 to this Schedule 1.1(a) under the heading "Acquired Assets."

OGI HEALTHCARE

        All assets, other than any Excluded Assets, that were acquired by EPS from The Oxxford Group, Inc. pursuant to the Oxxford Group Asset Purchase Agreement that relate solely to the OGI Healthcare Business and that are owned by EPS or Seller as of the Closing Date.

        All assets, other than any Excluded Assets, acquired by EPS or Seller since December 14, 1998 and use solely in connection with the OGI Healthcare Business that are owned by EPS or Seller as of the Closing Date.

        All right, title and interest of EPS and Seller in and under all contracts, leases and other agreements, not included in the foregoing description, other than Excluded Assets, if any, that relate solely to the OGI Healthcare Business and that are owned by EPS or Seller as of the Closing Date, including without limitation, but subject to Section 4.7, the contracts, leases and agreements listed on Annex E to this Schedule 1.1(a).

        All assets, other than any Excluded Assets, not included in the foregoing description that are owned by EPS or Seller as of the Closing Date and included in the assets listed on the OGI Healthcare trial balance sheet attached as Annex A-3 to this Schedule 1.1(a) under the heading "Healthcare Related Acquired Assets."

        To the extent not included in the foregoing description, the following assets:

        Customer contracts:

               Teamsters Local 560 Benefits Fund - Health Claims Audit & Recovery Support

        Software contracts:

               HBOC ClaimsCheck software license

               First Databank Drug Database software license

               Microeconomics Redbook database software license

               Various Microsoft desktop software license (Windows, Words, Excel, etc.)

        Commitments to/Contracts with third party sales agents for sales activities in progress

               Capital Resources (active case:  Beverly Industries)

               Carver Group (active cases:  Horizon BCBS, State of Illinois)

        Other vendor contracts/agreements:


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

               Healthcare Financial Analytics (subcontractor)

               Office lease for 4257 US Hwy 9 North, Ste 6C, Freehold NJ 07728

               Pitney Bowes copier lease

        Other assets:

               Desk top PCs at above office location

               PC at George Miller's home office

               Mobile Laptops assigned to John Malley, Gail Musto and Tom Veal

               Telephone handsets at above office location

               Office furniture at above office location

               Healthcare related prepaid expenses

               Proprietary healthcare audit software/computer programs

               Security deposit for lease of above office location

OTHER

        The accounts receivable listed on Annex C to this Schedule 1.1(a).

        The assets that are owned by Seller or EPS as of the Closing Date and included in the assets listed on the EPS Travel Solutions trial balance sheet attached hereto as Annex A-4 to Schedule 1.1(a) under the heading "Acquired Assets."

        To the extent not included in the foregoing descriptions, all of EPS's, Seller's and NRS's right, title and interest in and to the names "National Recovery Services", "NRS", "International Cost Containment Network" and "Medco Value Plus", "Integrated Healthcare Solutions," "IHS", "Integrated Financial Solutions", "IFS" and "Integrated Procurement Solutions."

        All cash (less cash used to pay expenses of the Business) and receivables resulting from the operation of the Business from November 1, 1999 through the Closing Date.

        Contracts providing for provision by EPS or Seller to third party clients of services covered by the existing Qwest telecommunications resale contract and travel and procurement related services and all rights to complete contracts under negotiation with third parties regarding the provision to third party clients of services covered by the existing Qwest contract and travel and procurement related services; provided, however, that Seller and its Affiliates shall have no obligation to utilize or otherwise purchase such services or products under such contracts except as otherwise provided in Section 4.4(b).


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


        The Acquired Assets shall include all rights and claims, including, without limitation, all claims for breach of representations and warranties (either express or implied) and all claims for indemnification, which Seller or EPS or NRS may be entitled to assert (and all recoveries therefrom) against any party from which Seller or EPS or NRS acquired the Acquired Assets or any portion of the Business (collectively, the "THIRD PARTY ACQUISITION CLAIMS").

        Use of Financed Assets pursuant to the terms of the leases, licenses, or other financing arrangements pursuant to which the Financed Assets were acquired by Seller or EPS (but no ownership of or lien upon Financed Assets.)

        All of EPS's Seller's and NRS's right, title and interest in and to the Proprietary Rights (as defined herein).

        For purposes of this Agreement, "PROPRIETARY RIGHTS" means all trademarks and service marks (registered or unregistered), trade dress, trade names pertaining solely to the Business, as well as the following to the extent they pertain solely to the Business: (i) patents, patentable inventions, discoveries, improvements, ideas, know-how, formula, methodology, processes, technology and computer programs, software and databases (including source code, object code, development documentation, programming tools, drawings, specifications and data), and all applications or registrations in any jurisdiction pertaining to the foregoing, including all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof; (ii) trade secrets, know-how, including confidential and other non-public information, and the right in any jurisdiction to limit the use or disclosure thereof; (iii) copyrights in writings, designs, mask works or other works, and registrations or applications for registration of copyrights in any jurisdiction; (iv) licenses, including, without limitation, software licenses, immunities, covenants not to sue and the like relating to any of the foregoing; (v) Internet Web sites, domain names and registrations or applications for registration thereof; (vi) customer lists; (vii) books and records describing or used in connection with any of the foregoing; and (viii) claims or causes of action arising out of or related to infringement or misappropriation of any of the foregoing.

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